Exhibit (h)(83)

Amendment to Amended and Restated Chief Compliance Officer Services Agreement

This Amendment dated as of June 29, 2015 (this “Amendment”) is to the Amended and Restated Chief Compliance Officer Services Agreement dated December 13, 2011, as amended (the “Agreement”), by and between ALPS Fund Services, Inc., a Colorado corporation (“ALPS”) and Financial Investors Trust, a Delaware statutory trust (the “Trust”).  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, ALPS and the Trust wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.         The effective date of this Amendment shall constitute the new effective date of a new “Term” for purposes of Section 1 of the Agreement.

2.         Effective as of the date of this Amendment, the first sentence of Section 3(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

As compensation for the performance of the Services on behalf of the Funds, the Trust shall pay to ALPS during the Term an annual base fee of $25,000, plus $5,000 for each Fund after the first Fund, paid 1/12 on a monthly basis (or a pro rata portion thereof for a partial month) (the “Fee”).

3.         Effective as of the date of this Amendment, Exhibit A to the Agreement is replaced in its entirety with the new Exhibit A attached hereto and incorporated by reference herein.

4.         Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST		ALPS FUND SERVICES, INC.

By:	/s/ Edmund J. Burke	By:	/s/ Jeremy O. May
Name: Edmund J. Burke		Name: Jeremy O. May
Title: President		Title: President

Exhibit A

List of Funds

Grandeur Peak Global Opportunities Fund
 Grandeur Peak International Opportunities Fund
Grandeur Peak Global Reach Fund
Grandeur Peak Emerging Markets Opportunities Fund
Grandeur Peak Global Stalwarts Fund
Grandeur Peak International Stalwarts Fund
Grandeur Peak Global Micro Cap Fund